Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Valley National Bancorp, hereby severally constitute and lawfully appoint Gerald H. Lipkin and Alan D. Eskow, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Valley National Bancorp and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gerald H. Lipkin Gerald H. Lipkin	Chairman of the Board, President and Chief Executive Officer and Director	February 12, 2008

/s/ Alan D. Eskow Alan D. Eskow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2008

/s/ Mitchell L. Crandell Mitchell L. Crandell	Senior Vice President and Controller (Principal Accounting Officer)	February 12, 2008

/s/ Andrew B. Abramson Andrew B. Abramson	Director	February 12, 2008

/s/ Pamela R. Bronander Pamela R. Bronander	Director	February 12, 2008

/s/ Eric P. Edelstein Eric P. Edelstein	Director	February 12, 2008

/s/ Mary J. Steele Guilfoile Mary J. Steele Guilfoile	Director	February 12, 2008

/s/ H. Dale Hemmerdinger H. Dale Hemmerdinger	Director	February 12, 2008

/s/ Graham O. Jones Graham O. Jones	Director	February 12, 2008

/s/ Walter H. Jones, III Walter H. Jones, III	Director	February 12, 2008

/s/ Gerald Korde Gerald Korde	Director	February 12, 2008

/s/ Michael L. LaRusso Michael L. LaRusso	Director	February 12, 2008

/s/ Marc J. Lenner Marc J. Lenner	Director	February 12, 2008

/s/ Robinson Markel Robinson Markel	Director	February 12, 2008

/s/ Robert E. McEntee Robert E. McEntee	Director	February 12, 2008

/s/ Richard S. Miller Richard S. Miller	Director	February 12, 2008

/s/ Barnett Rukin Barnett Rukin	Director	February 12, 2008

/s/ Suresh L. Sani Suresh L. Sani	Director	February 12, 2008